Exhibit 99.1

News Release

Sunoco LP Maintains Quarterly Distribution and
Amends and Extends Revolving Credit Facility

2Q 2018 Earnings Release and Earnings Call Dates Also Announced

DALLAS, July 27, 2018 - Sunoco LP (NYSE: SUN) (“Sunoco”) today announced that the Board of Directors of its general partner declared a quarterly distribution for the second quarter of 2018 of $0.8255 per common unit, which corresponds to $3.3020 per common unit on an annualized basis. The distribution will be paid on August 15, 2018 to common unitholders of record on August 7, 2018.
Sunoco today also announced it has entered into an amended and restated revolving credit agreement (the “Credit Facility”) with a syndicate of lenders led by Bank of America Merrill Lynch. The Credit Facility size remains at $1.5 billion, and includes an accordion feature that provides flexibility to increase the Credit Facility up to $750 million, subject to additional lender commitments.
The Credit Facility matures in July 2023. Outstanding borrowings under the Credit Facility bear interest, at Sunoco’s option, at either the base rate plus a margin ranging from 0.25% to 1.25% or LIBOR plus a margin ranging from 1.25% to 2.25%.
Sunoco will release its second quarter 2018 financial and operating results after the market closes on Wednesday, August 8. In conjunction with the news release, management will hold a conference call on Thursday, August 9 at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) to discuss Sunoco’s results.

By Phone:
Dial 877-407-6184 (toll free) or 201-389-0877 at least 10 minutes before the call. A replay will be available through August 16, 2018 by dialing 877-660-6853 (toll free) or 201-612-7415 and using the conference ID 13681730#.

By Webcast:
Connect to the webcast via the Events and Presentations pages of Sunoco's Investor Relations website at www.SunocoLP.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About Sunoco LP
Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 9,200 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).
The information contained in this press release is available on the Sunoco LP website at www.SunocoLP.com.

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of SUN's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, SUN's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "opportunity," "value-creating," "designed," "predict," "seek," "ongoing," "increases" or "continue" and variations or similar expressions. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in  Annual Reports on Form 10-K filed by SUN, ETE and ETP and other documents filed from time to time with the Securities and Exchange Commission. The partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.

Contacts
Sunoco LP
Scott Grischow
Senior Director - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA
Senior Analyst - Investor Relations and Finance
(214) 840-5553, derek.rabe@sunoco.com

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